Filed pursuant to Rule 433
                                                         File No.: 333-138183-05

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $632,071,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC


                              NEW ISSUE TERM SHEET


                           $632,071,000 (approximate)


--------------------------------------------------------------------------------


             Securitized Asset Backed Receivables LLC Trust 2007-HE1
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                               WMC Mortgage Corp.
                        New Century Mortgage Corporation
                                   Originators

                                 HomEq Servicing
                                    Servicer


               Mortgage Pass-Through Certificates, Series 2007-HE1

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Transaction Summary
-------------------


                      Expected
        Expected      Ratings                         Avg. Life to   Mod. Dur. to                                     Initial
         Amount     (S&P/Moody's           Interest   Call(2)(3)/   Call(2)(3)(4)/       Payment Window to         Subordination
Class    ($)(1)        Fitch)       Index    Type     Mty(yrs)(3)   Mty(yrs)(3)(4)       Call(2)(3)/Mty(3)            Level(5)
--------------------------------------------------------------------------------------------------------------------------------
A-1    257,682,000   AAA/Aaa/AAA                         ***Not Offered - 144A Private Placement***
A-2A   246,146,000   AAA/Aaa/AAA     1mL    Floating  1.00 / 1.00     0.96 / 0.96   02/07 - 11/08 / 02/07 - 11/08     22.35%
A-2B    70,056,000   AAA/Aaa/AAA     1mL    Floating  2.00 / 2.00     1.87 / 1.87   11/08 - 05/09 / 11/08 - 05/09     22.35%
A-2C    81,759,000   AAA/Aaa/AAA     1mL    Floating  3.00 / 3.00     2.72 / 2.72   05/09 - 12/11 / 05/09 - 12/11     22.35%
A-2D    57,353,000   AAA/Aaa/AAA     1mL    Floating  6.03 / 7.80     5.05 / 6.13   12/11 - 05/13 / 12/11 - 03/22     22.35%
M-1     56,473,000   AA+/Aa1/AA+     1mL    Floating  3.79 / 3.79     3.38 / 3.38   06/10 - 04/11 / 06/10 - 04/11     16.20%
M-2     28,462,000    AA/Aa2/AA      1mL    Floating  5.23 / 5.26     4.47 / 4.48   04/11 - 05/13 / 04/11 - 11/13     13.10%
M-3     17,446,000   AA-/Aa3/AA-     1mL    Floating  6.32 / 9.15     5.24 / 6.99   05/13 - 05/13 / 11/13 - 10/19     11.20%
M-4     15,151,000     A+/A1/A+      1mL    Floating  4.45 / 4.88     3.84 / 4.12   05/10 - 05/13 / 05/10 - 09/17      9.55%
M-5     14,232,000      A/A2/A       1mL    Floating  4.42 / 4.83     3.82 / 4.08   04/10 - 05/13 / 04/10 - 03/17      8.00%
M-6     12,855,000     A-/A3/A-      1mL    Floating  4.40 / 4.77     3.79 / 4.03   04/10 - 05/13 / 04/10 - 09/16      6.60%
B-1     12,855,000  BBB+/Baa1/BBB+   1mL    Floating  4.38 / 4.71     3.71 / 3.92   03/10 - 05/13 / 03/10 - 02/16      5.20%
B-2     10,560,000   BBB/Baa2/BBB    1mL    Floating  4.37 / 4.63     3.64 / 3.80   03/10 - 05/13 / 03/10 - 06/15      4.05%
B-3      8,723,000  BBB-/Baa3/BBB-   1mL    Floating  4.36 / 4.54     3.59 / 3.69   02/10 - 05/13 / 02/10 - 10/14      3.10%


      (1)   Subject to a variance of plus or minus 5%.
      (2)   Assumes 10% optional clean-up call is exercised.
      (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
      (4)   Assumes pricing at par.
      (5)   Includes 3.10% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

Issuer:                             Securitized Asset Backed Receivables LLC
                                    Trust 2007-HE1

Depositor:                          Securitized Asset Backed Receivables LLC

Originators:                        WMC Mortgage Corp. and New Century Mortgage
                                    Corporation

Servicer:                           Barclays Capital Real Estate Inc. d/b/a
                                    HomEq Servicing

Trustee:                            Deutsche Bank National Trust Company

Custodian:                          Wells Fargo Bank, National Association

Sole Manager:                       Barclays Capital Inc.

Rating Agencies:                    S&P/Moody's/Fitch

Offered Certificates:               The Class A-2A, Class A-2B, Class A-2C,
                                    Class A-2D, Class M-1, Class M-2, Class M-3,
                                    Class M-4, Class M-5, Class M-6, Class B-1,
                                    Class B-2 and Class B-3 certificates.

LIBOR Certificates:                 The Class A-1 certificates and the Offered
                                    Certificates.

Expected Closing Date:              January 30, 2007

Delivery:                           DTC, Euroclear and Clearstream.

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning in February 2007.

Final Distribution Date:            The Distribution Date occurring in December
                                    2036.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Due Period:                         With respect to any Distribution Date, the
                                    period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:                  With respect to any Distribution Date,
                                    either (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:            With respect to any Distribution Date, the
                                    period commencing on the immediately
                                    preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:                   The price to be paid by investors for the
                                    Offered Certificates will not include
                                    accrued interest, and therefore will settle flat.

Interest Day Count:                 Actual/360

Interest Payment Delay:             Zero days

Cut-off Date:                       January 1, 2007

Tax Status:                         The Offered Certificates will represent
                                    "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as payments under notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S.
                                    federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:                  The Offered Certificates are expected to be
                                    ERISA eligible. Prospective purchasers
                                    should consult their own counsel.

SMMEA Eligibility:                  The Offered Certificates are not expected to
                                    constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:               Collectively, the Class A-1 certificates and
                                    the Class A-2 Certificates.

Class A-2 Certificates:             Collectively, the Class A-2A, Class A-2B,
                                    Class A-2C and Class A-2D certificates.

Class M Certificates:               Collectively, the Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5 and Class
                                    M-6 certificates.

Sequential Class M Certificates:    Collectively, the Class M-1, Class M-2 and
                                    Class M-3 certificates.

Class B Certificates:               Collectively, the Class B-1, Class B-2 and
                                    Class B-3 certificates.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Mortgage Loans:                     The mortgage loans to be included in the
                                    trust will be primarily adjustable- and
                                    fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Approximately 90.37% of the mortgage loans were purchased by an affiliate of the depositor from WMC Mortgage
                                    Corp. Approximately 9.63% of the mortgage loans were purchased by an affiliate of the depositor from NC Capital Corporation, which in turn acquired them from New Century
                                    Mortgage Corporation. On the Closing Date, the trust will acquire the mortgage loans.
                                    The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $918,218,267.
                                    Approximately 80.28% of the mortgage loans are adjustable-rate mortgage loans and approximately 19.72% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of approximately 0.42% of the expected aggregate scheduled principal balance of the mortgage loans on the Closing Date that are expected to be 30-59 days delinquent as of the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:             As of the Cut-off Date, approximately $331.9
                                    million of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie
                                    Mac and Fannie Mae.

Group II Mortgage Loans:            As of the Cut-off Date, approximately $586.4
                                    million of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer Advances:          The Servicer will be obligated to advance
                                    its own funds in an amount equal to the
                                    aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related
                                    Due Period on the mortgage loans and not received by the related determination date.
                                    Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                   The Expense Fee Rate with respect to each
                                    mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the trustee fee rate.

Servicing Fee Rate:                 The Servicing Fee Rate with respect to each
                                    mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:           Fixed Rate Mortgage Loans, 7/23 Adjustable
                                    Rate Mortgage Loans and 10/20 Adjustable
                                    Rate Mortgage Loans: CPR starting at 4.6%
                                    CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                    Adjustable Rate Mortgage Loans (excluding
                                    7/23 Adjustable Rate Mortgage Loans and
                                    10/20 Adjustable Rate Mortgage Loans): CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, 50% CPR in month 23 and remaining at 50% CPR through month 27, 35% CPR in month 28 and remaining at 35% CPR thereafter.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement:                 The credit enhancement provided for the
                                    benefit of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:      For any Distribution Date, the percentage
                                    obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                      The later to occur of:

                                          (i)   the earlier to occur of:

                                                (a)   the Distribution Date in
                                                      February 2010 and

                                                (b)   the Distribution Date
                                                      immediately following the
                                                      Distribution Date on which
                                                      the aggregate Class
                                                      Certificate Balances of
                                                      the Class A Certificates
                                                      have been reduced to zero;
                                                      and

                                          (ii)  the first Distribution Date on
                                                which the Senior Enhancement
                                                Percentage (calculated for this
                                                purpose only after taking into
                                                account payments of principal
                                                applied to reduce the Stated
                                                Principal Balance of the
                                                mortgage loans for that
                                                Distribution Date but prior to
                                                any applications of Principal
                                                Distribution Amount to the
                                                certificates) is greater than or
                                                equal to the Specified Senior
                                                Enhancement Percentage
                                                (approximately 44.70%).

Trigger Event:                      Either a Cumulative Loss Trigger Event or a
                                    Delinquency Trigger Event.

Delinquency Trigger Event:          With respect to any Distribution Date, the
                                    circumstances in which the quotient
                                    (expressed as a percentage) of (x) the
                                    rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent
                                    (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 35.75% of the prior period's Senior Enhancement Percentage.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Cumulative Loss Trigger Event:      With respect to any Distribution Date
                                    beginning with February 2009, the
                                    circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate
                                    Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                                 Distribution Date Occurring in       Loss Percentage
                                 ------------------------------       ---------------
                                 February 2009 through January 2010   1.400% for the first month, plus an additional 1/ 12th of
                                                                      1.700% for each month thereafter (e.g., 2.250% in August 2009)

                                 February 2010 through January 2011   3.100% for the first month, plus an additional 1/ 12th of
                                                                      1.650% for each month thereafter (e.g., 3.925% in August 2010)

                                 February 2011 through January 2012   4.750% for the first month, plus an additional 1/ 12th of
                                                                      1.400% for each month thereafter (e.g., 5.450% in August 2011)

                                 February 2012 through January 2013   6.150% for the first month, plus an additional 1/ 12th of
                                                                      0.700% for each month thereafter (e.g., 6.500% in August 2012)

                                 February 2013 and thereafter         6.850%

Optional Clean-up Call:             The Servicer may, at its option, purchase
                                    the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal
                                    Balance of the mortgage loans as of the
                                    Cut-off Date.

Swap and Cap Provider:              Barclays Bank PLC, as Swap and Cap Provider,
                                    is a public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays
                                    Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Interest Rate Swap Agreement:       On the Closing Date, the Trust will enter
                                    into a Swap Agreement with an initial
                                    notional amount of approximately
                                    $881,490,000. Under the Swap Agreement, the
                                    Trust will be obligated to pay on each
                                    Distribution Date an amount which will range from [4.7659]% to [5.3200]% per annum on the notional amount set forth on the attached
                                    Swap Agreement schedule on a 30/360 basis
                                    (for the first period, 25 days) and the
                                    Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement based on an actual/360 basis from the Swap
                                    Provider, until the Swap Agreement is
                                    terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                    Generally, the Net Swap Payment will be
                                    deposited into a supplemental interest
                                    account (the "Supplemental Interest
                                    Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                    Upon early termination of the Swap
                                    Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Cap Agreement:           The Class M Certificates and Class B
                                    Certificates will have the benefit of Basis
                                    Risk Cap Agreement with an initial notional amount of $0 provided by the Cap Provider.
                                    Starting on the 12th Distribution Date, the
                                    Cap Provider will be obligated under the Basis Risk Cap Agreement to pay to the Trustee, for deposit into the Excess Reserve
                                    Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of
                                    (i) the then current 1-month LIBOR rate and
                                    (ii) a cap ceiling rate of [10.000]% per annum over a specified cap strike rate
                                    (ranging from [7.080]% to [9.900]% per
                                    annum), and (b) an amount equal to the
                                    lesser of (x) the cap notional amount set forth in the attached Basis Risk Cap
                                    Agreement schedule for that Distribution
                                    Date, and (y) the excess of (A) the
                                    aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such Distribution Date) over (B) the then current notional amount set forth on the attached Swap Agreement schedule, based on an "actual/360" basis until the Basis Risk
                                    Cap Agreement is terminated. The Cap
                                    Provider's obligations under the Basis Risk
                                    Cap Agreement will terminate following the Distribution Date in October 2009.

Credit Enhancement Percentage:           Initial            After Stepdown
                                    Subordination Level   Subordination Level
                                    -------------------   -------------------
                                    Class A:     22.35%   Class A:     44.70%
                                    Class M-1:   16.20%   Class M-1:   32.40%
                                    Class M-2:   13.10%   Class M-2:   26.20%
                                    Class M-3:   11.20%   Class M-3:   22.40%
                                    Class M-4:    9.55%   Class M-4:   19.10%
                                    Class M-5:    8.00%   Class M-5:   16.00%
                                    Class M-6:    6.60%   Class M-6:   13.20%
                                    Class B-1:    5.20%   Class B-1:   10.40%
                                    Class B-2:    4.05%   Class B-2:    8.10%
                                    Class B-3:    3.10%   Class B-3:    6.20%

Step-up Coupons:                    For all LIBOR Certificates the interest rate
                                    will increase on the Distribution Date
                                    following the first possible Optional
                                    Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:        The Class A-1 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Group I Loan Cap.

Class A-2A Pass-Through Rate:       The Class A-2A certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Group II Loan Cap.

Class A-2B Pass-Through Rate:       The Class A-2B certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Group II Loan Cap.

Class A-2C Pass-Through Rate:       The Class A-2C certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Group II Loan Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A-2D Pass-Through Rate:       The Class A-2D certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (iii) one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (iv)  the Group II Loan Cap.

Class M-1 Pass-Through Rate:        The Class M-1 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class M-2 Pass-Through Rate:        The Class M-2 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable and

                                          (ii)  the Pool Cap.

Class M-3 Pass-Through Rate:        The Class M-3 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class M-4 Pass-Through Rate:        The Class M-4 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class M-5 Pass-Through Rate:        The Class M-5 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class M-6 Pass-Through Rate:        The Class M-6 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class B-1 Pass-Through Rate:        The Class B-1 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class B-2 Pass-Through Rate:        The Class B-2 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

Class B-3 Pass-Through Rate:        The Class B-3 certificates will accrue
                                    interest at a per annum rate equal to the lesser of:

                                          (i)   one-month LIBOR plus [___] bps
                                                ([___] bps after the first
                                                Distribution Date on which the
                                                Optional Clean-up Call is
                                                exercisable) and

                                          (ii)  the Pool Cap.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Group I Loan Cap:                   Product of:

                                          (i)   (a) the weighted average of the
                                                mortgage rates for the Group I
                                                Mortgage Loans (in each case,
                                                less the applicable Expense Fee
                                                Rate) then in effect on the
                                                beginning of the related Due
                                                Period, minus (b) the product of
                                                (x) the Net Swap Payment plus
                                                any Swap Termination Payment
                                                (other than a Defaulted Swap
                                                Termination Payment) made to the
                                                Swap Provider, if any, expressed
                                                as a percentage, equal to a
                                                fraction, the numerator of which
                                                is equal to the Net Swap Payment
                                                plus any Swap Termination
                                                Payment (other than a Defaulted
                                                Swap Termination Payment) made
                                                to the Swap Provider and the
                                                denominator of which is equal to
                                                the aggregate principal balance
                                                of the Mortgage Loans (the "Net
                                                Swap Payment Rate") and (y) 12.

                                          (ii)  a fraction, the numerator of
                                                which is 30 and the denominator
                                                of which is the actual number of
                                                days in the related Interest
                                                Accrual Period.

Group II Loan Cap:                  Product of:

                                          (i)   (a) the weighted average of the
                                                mortgage rates for the Group II
                                                Mortgage Loans (in each case,
                                                less the applicable Expense Fee
                                                Rate) then in effect on the
                                                beginning of the related Due
                                                Period, minus (b) the product of
                                                (x) the Net Swap Payment plus
                                                any Swap Termination Payment
                                                (other than a Defaulted Swap
                                                Termination Payment) made to the
                                                Swap Provider, if any, expressed
                                                as a percentage, equal to a
                                                fraction, the numerator of which
                                                is equal to the Net Swap Payment
                                                plus any Swap Termination
                                                Payment (other than a Defaulted
                                                Swap Termination Payment) made
                                                to the Swap Provider and the
                                                denominator of which is equal to
                                                the aggregate principal balance
                                                of the Mortgage Loans (the "Net
                                                Swap Payment Rate") and (y) 12.

                                          (ii)  a fraction, the numerator of
                                                which is 30 and the denominator
                                                of which is the actual number of
                                                days in the related Interest
                                                Accrual Period.

Pool Cap:                           The weighted average of (a) Group I Loan Cap
                                    and (b) Group II Loan Cap weighted on the basis of the related Group Subordinate
                                    Amount.

Group Subordinate Amount:           For any Distribution Date,

                                          (i)   for the Group I Mortgage Loans,
                                                will be equal to the excess of
                                                the aggregate principal balance
                                                of the Group I Mortgage Loans as
                                                of the beginning of the related
                                                Due Period over the Class
                                                Certificate Balance of the Class
                                                A-1 certificates immediately
                                                prior to such Distribution Date
                                                and

                                          (ii)  for the Group II Mortgage Loans,
                                                will be equal to the excess of
                                                the aggregate principal balance
                                                of the Group II Mortgage Loans
                                                as of the beginning of the
                                                related Due Period over the
                                                Class Certificate Balance of the
                                                Class A-2 Certificates
                                                immediately prior to such
                                                Distribution Date.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Carry Forward Amount:    On any Distribution Date and for any class
                                    of LIBOR Certificates is the sum of:

                                    (x)   the excess of:

                                          (i)   the amount of interest that
                                                class of certificates would have
                                                been entitled to receive on that
                                                Distribution Date had the
                                                Pass-Through Rate not been
                                                subject to the Group I Loan Cap,
                                                the Group II Loan Cap or the
                                                Pool Cap, as applicable, over

                                          (ii)  the amount of interest that
                                                class of certificates are
                                                entitled to receive on that
                                                Distribution Date based on the
                                                Group I Loan Cap, the Group II
                                                Loan Cap or the Pool Cap, as
                                                applicable, and

                                    (y)   the unpaid portion of any such excess
                                          described in clause (x) from prior
                                          Distribution Dates (and related
                                          accrued interest at the then
                                          applicable Pass-Through Rate on that
                                          class of certificates, without giving
                                          effect to the Group I Loan Cap, the
                                          Group II Loan Cap or the Pool Cap, as
                                          applicable).

Interest Distributions on the       On each Distribution Date, distributions
LIBOR Certificates:                 from available funds will be allocated as
                                    follows:

                                          (i)   to the Supplemental Interest
                                                Account, net swap payments and
                                                certain swap termination
                                                payments owed to the Swap
                                                Provider, if any;

                                          (ii)  from the Interest Remittance
                                                Amount attributable to the Group
                                                I Mortgage Loans according to
                                                the related Accrued Certificate
                                                Interest and any unpaid interest
                                                shortfall amounts for such
                                                class, as applicable, first, to
                                                the Class A-1 certificates and
                                                second, pro rata to the Class
                                                A-2 Certificates to the extent
                                                unpaid in (iii) below;

                                          (iii) from the Interest Remittance
                                                Amount attributable to the Group
                                                II Mortgage Loans according to
                                                the related Accrued Certificate
                                                Interest and any unpaid interest
                                                shortfall amounts for such
                                                class, as applicable, first, pro
                                                rata to the Class A-2
                                                Certificates and second, to the
                                                Class A-1 certificates to the
                                                extent unpaid in (ii) above;

                                          (iv)  from any remaining Interest
                                                Remittance Amounts to the Class
                                                M-1 certificates, their Accrued
                                                Certificate Interest;

                                          (v)   from any remaining Interest
                                                Remittance Amounts to the Class
                                                M-2 certificates, their Accrued
                                                Certificate Interest;

                                          (vi)  from any remaining Interest
                                                Remittance Amounts to the Class
                                                M-3 certificates, their Accrued
                                                Certificate Interest;

                                          (vii) from any remaining Interest
                                                Remittance Amounts to the Class
                                                M-4 certificates, their Accrued
                                                Certificate Interest;

                                          (viii)from any remaining Interest
                                                Remittance Amounts to the Class
                                                M-5 certificates, their Accrued
                                                Certificate Interest;

                                          (ix)  from any remaining Interest
                                                Remittance Amounts to the Class
                                                M-6 certificates, their Accrued
                                                Certificate Interest;

                                          (x)   from any remaining Interest
                                                Remittance Amounts to the Class
                                                B-1 certificates, their Accrued
                                                Certificate Interest;

                                          (xi)  from any remaining Interest
                                                Remittance Amounts to the Class
                                                B-2 certificates, their Accrued
                                                Certificate Interest; and

                                          (xii) from any remaining Interest
                                                Remittance Amounts to the Class
                                                B-3 certificates, their Accrued
                                                Certificate Interest.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Distribution on the       On each Distribution Date (a) prior to the
LIBOR Certificates:                 Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                          (i)   to the Class A Certificates,
                                                allocated between the Class A
                                                Certificates as described below,
                                                until their Class Certificate
                                                Balances have been reduced to
                                                zero;

                                          (ii)  to the Class M-1 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (iii) to the Class M-2 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (iv)  to the Class M-3 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (v)   to the Class M-4 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (vi)  to the Class M-5 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (vii) to the Class M-6 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (viii)to the Class B-1 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero;

                                          (ix)  to the Class B-2 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero; and

                                          (x)   to the Class B-3 certificates,
                                                until their Class Certificate
                                                Balance has been reduced to
                                                zero.

                                    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                          (i)   to the Class A Certificates, the
                                                lesser of the Principal
                                                Distribution Amount and the
                                                Class A Principal Distribution
                                                Amount, allocated between the
                                                Class A Certificates as
                                                described below, until their
                                                Class Certificate Balances have
                                                been reduced to zero;

                                          (ii)  to the Class M-1, Class M-2 and
                                                Class M-3 certificates, in that
                                                order, the lesser of the
                                                remaining Principal Distribution
                                                Amount and the Sequential Class
                                                M Principal Distribution Amount,
                                                until their respective Class
                                                Certificate Balances have been
                                                reduced to zero;

                                          (iii) to the Class M-4 certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-4 Principal
                                                Distribution Amount, until their
                                                Class Certificate Balance has
                                                been reduced to zero;

                                          (iv)  to the Class M-5 certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-5 Principal
                                                Distribution Amount, until their
                                                Class Certificate Balance has
                                                been reduced to zero;

                                          (v)   to the Class M-6 certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-6 Principal
                                                Distribution Amount, until their
                                                Class Certificate Balance has
                                                been reduced to zero;

                                          (vi)  to the Class B-1 certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class B-1 Principal
                                                Distribution Amount, until their
                                                Class Certificate Balance has
                                                been reduced to zero;

                                          (vii) to the Class B-2 certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class B-2 Principal
                                                Distribution Amount, until their
                                                Class Certificate Balance has
                                                been reduced to zero; and

                                          (viii)to the Class B-3 certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class B-3 Principal
                                                Distribution Amount, until their
                                                Class Certificate Balance has
                                                been reduced to zero.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Principal Payments    All principal distributions to the holders
to Class A Certificates:            of the Class A Certificates on any
                                    Distribution Date will be allocated
                                    concurrently between the Class A-1
                                    certificates and the Class A-2 Certificates, based on the Class A Principal Allocation
                                    Percentage for the Class A-1 certificates and the Class A-2 Certificates, as applicable. However, if the Class
                                    Certificate Balances of the Class A
                                    Certificates in any Class A Certificate
                                    Group are reduced to zero, then the
                                    remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A
                                    Certificates in the other Class A
                                    Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate
                                    Balances have been reduced to zero. Any
                                    payments of principal to the Class A-1
                                    certificates will be made first from
                                    payments relating to the Group I Mortgage
                                    Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II
                                    Mortgage Loans.

                                    Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates, third, to the Class A-2C certificates and fourth, to the Class A-2D certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                                    Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B, Class A-2C and A-2D certificates in proportion to their respective Class Certificate Balances until their Class Certificate Balance has been reduced to zero.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly Excess    For any Distribution Date, any Net Monthly
Cash Flow:                          Excess Cash Flow shall be paid as follows:

                                    (a)   to the holders of the Class M-1
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (b)   to the holders of the Class M-1
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (c)   to the holders of the Class M-2
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (d)   to the holders of the Class M-2
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (e)   to the holders of the Class M-3
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (f)   to the holders of the Class M-3
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (g)   to the holders of the Class M-4
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (h)   to the holders of the Class M-4
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (i)   to the holders of the Class M-5
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (j)   to the holders of the Class M-5
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (k)   to the holders of the Class M-6
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (l)   to the holders of the Class M-6
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (m)   to the holders of the Class B-1
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (n)   to the holders of the Class B-1
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (o)   to the holders of the Class B-2
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (p)   to the holders of the Class B-2
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (q)   to the holders of the Class B-3
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (r)   to the holders of the Class B-3
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (s)   to the Excess Reserve Fund Account,
                                          the amount of any Basis Risk Payment
                                          for that Distribution Date;

                                    (t)   from any Basis Risk Cap Agreement
                                          payment on deposit in the Excess
                                          Reserve Fund Account with respect to
                                          that Distribution Date, an amount
                                          equal to any unpaid remaining Basis
                                          Risk Carry Forward Amount with respect
                                          to the Class M and Class B
                                          Certificates for that Distribution
                                          Date, allocated (a) first, among the
                                          Class M-1, Class M-2, Class M-3, Class
                                          M-4, Class M-5, Class M-6, Class B-1,
                                          Class B-2 and Class B-3 certificates,
                                          pro rata, based upon their respective
                                          Class Certificate Balances only with
                                          respect to those Class M or Class B
                                          Certificates with an outstanding Basis
                                          Risk Carry Forward Amount and (b)
                                          second, any remaining amounts to the
                                          Class M-1, Class M-2, Class M-3, Class
                                          M-4, Class M-5, Class M-6, Class B-1,
                                          Class B-2 and Class B-3 certificates,
                                          pro rata, based on any Basis Risk
                                          Carry Forward Amounts remaining
                                          unpaid, in order to reimburse such
                                          unpaid amounts;

                                    (u)   from funds on deposit in the Excess
                                          Reserve Fund Account (not including
                                          any Basis Risk Cap Agreement payment
                                          included in that account) with respect
                                          to that Distribution Date, an amount
                                          equal to any unpaid Basis Risk Carry
                                          Forward Amount with respect to the
                                          LIBOR Certificates for that
                                          Distribution Date to the LIBOR
                                          Certificates in the same order and
                                          priority in which Accrued Certificate
                                          Interest is allocated among those
                                          classes of certificates except that
                                          the Class A Certificates will be paid
                                          (a) first, pro rata, based upon their
                                          respective Class Certificate Balances
                                          only with respect to those Class A
                                          Certificates with an outstanding Basis
                                          Risk Carry Forward Amount and (b)
                                          second, pro rata based on any
                                          outstanding Basis Risk Carry Forward
                                          Amount remaining unpaid;

                                    (v)   to the Class X certificates, those
                                          amounts as described in the pooling
                                          and servicing agreement;

                                    (w)   to the holders of the Class R
                                          certificates, any remaining amount;

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly Excess    (x)   to the extent not paid from available
Cash Flow (cont'd):                       funds, from the Supplemental Interest
                                          Account, to pay any unpaid interest on
                                          the Class A Certificates, pro rata,
                                          including any accrued and unpaid
                                          interest from prior Distribution
                                          Dates, then to pay any unpaid interest
                                          including any accrued and unpaid
                                          interest from prior Distribution Dates
                                          to the Class M Certificates
                                          sequentially, and then to pay any
                                          unpaid interest including any accrued
                                          and unpaid interest from prior
                                          Distribution Dates to the Class B
                                          Certificates sequentially;

                                    (y)   to the extent not paid from available
                                          funds and from the Basis Risk Cap,
                                          from the Supplemental Interest
                                          Account, to pay Basis Risk Carry
                                          Forward Amounts on the Class A, Class
                                          M and Class B Certificates remaining
                                          unpaid in the same order of priority
                                          as described in (u) above;

                                    (z)   to the extent not paid from available
                                          funds, from the Supplemental Interest
                                          Account, to pay any principal on the
                                          Class A Certificates, on the Class M
                                          Certificates and on the Class B
                                          Certificates, in accordance with the
                                          principal payment provisions described
                                          above (under "Principal Distributions
                                          on the LIBOR Certificates") in an
                                          amount necessary to restore the
                                          applicable Specified Subordinated
                                          Amount as a result of current or prior
                                          realized losses not previously
                                          reimbursed;

                                    (aa)  to the extent not paid from available
                                          funds, from the Supplemental Interest
                                          Account, to pay any Unpaid Realized
                                          Loss Amounts remaining on the Class M
                                          Certificates and Class B Certificates,
                                          sequentially; and

                                    (bb)  from the Supplemental Interest
                                          Account, any remaining amounts to be
                                          distributed to the Class X
                                          certificates in accordance with the
                                          pooling and servicing agreement.

Interest Remittance Amount:         With respect to any Distribution Date and
                                    the mortgage loans in a loan group, that portion of available funds attributable to interest relating to the mortgage loans in that mortgage loan group after taking into account any payments made to the Swap
                                    Provider.

Accrued Certificate Interest:       For each class of LIBOR Certificates on any
                                    Distribution Date, the amount of interest accrued during the related Interest Accrual
                                    Period on the related Class Certificate
                                    Balance immediately prior to such
                                    Distribution Date at the related
                                    Pass-Through Rate, as reduced by that
                                    class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                                    Relief Act or any similar state statute.

Principal Distribution Amount:      For each Distribution Date will equal the
                                    sum of (i) the Basic Principal Distribution
                                    Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

Basic Principal Distribution        With respect to any Distribution Date, the
Amount:                             excess of (i) the aggregate Principal
                                    Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:       Available funds remaining after the amount
                                    necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap Provider, as described under "Interest Distributions on the LIBOR
                                    Certificates" and "Principal Distributions on the LIBOR Certificates" above.

Extra Principal Distribution        As of any Distribution Date, the lesser of
Amount:                             (x) the Total Monthly Excess Spread for that
                                    Distribution Date and (y) the Subordination
                                    Deficiency, if any, for that Distribution
                                    Date.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Total Monthly Excess Spread:        As to any Distribution Date equals the
                                    excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related
                                    Servicer Remittance Date, net of the
                                    servicing fee and the trustee fee, over (y) the sum of the amount paid as interest to the Certificates at their respective
                                    Pass-Through Rates and any Net Swap Payment and Swap Termination Payment (other than a
                                    Defaulted Swap Termination Payment) payable to the Swap Provider from available funds.

Subordinated Amount:                With respect to any Distribution Date, the
                                    excess, if any, of (a) the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b) the aggregate
                                    Class Certificate Balance of the LIBOR
                                    Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated Amount:      Prior to the Stepdown Date, an amount equal
                                    to 3.10% of the aggregate Stated Principal
                                    Balance of the mortgage loans as of the
                                    Cut-off Date. On and after the Stepdown
                                    Date, an amount equal to 6.20% of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date
                                    (after taking into account principal
                                    received on the mortgage loans that is
                                    distributed on that Distribution Date),
                                    subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date;
                                    provided, however, that if, on any
                                    Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated
                                    Amount until the Distribution Date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:         With respect to any Distribution Date, the
                                    excess, if any, of (a) the Subordinated
                                    Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:           With respect to any Distribution Date, the
                                    excess, if any, of (a) the Specified
                                    Subordinated Amount for that Distribution
                                    Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance Amount:        With respect to any Distribution Date, to
                                    the extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts
                                    (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current
                                    Distribution Date; (v) the Substitution
                                    Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call
                                    (to the extent they relate to principal).

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A Principal Allocation        For any Distribution Date is the percentage
Percentage:                         equivalent of a fraction, determined as
                                    follows:

                                    (1)   with respect to the Class A-1
                                          certificates, a fraction, the
                                          numerator of which is the portion of
                                          the Principal Remittance Amount for
                                          that Distribution Date that is
                                          attributable to the principal received
                                          or advanced on the Group I Mortgage
                                          Loans and the denominator of which is
                                          the Principal Remittance Amount for
                                          that Distribution Date; and

                                    (2)   with respect to the Class A-2
                                          Certificates, a fraction, the
                                          numerator of which is the portion of
                                          the Principal Remittance Amount for
                                          that Distribution Date that is
                                          attributable to the principal received
                                          or advanced on the Group II Mortgage
                                          Loans and the denominator of which is
                                          the Principal Remittance Amount for
                                          that Distribution Date.

Class A Principal Distribution      For any Distribution Date is the excess of
Amount:                             (a) the aggregate Class Certificate Balance
                                    of the Class A Certificates immediately
                                    prior to that Distribution Date over (b) the lesser of (x) approximately 55.30% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

Sequential Class M Principal        With respect to any Distribution Date is the
Distribution Amount:                excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date) and (b) the Class Certificate Balance of the Sequential Class M Certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately
                                    77.60% of the aggregate Stated Principal
                                    Balance of the mortgage loans for that
                                    Distribution Date and (b) the excess, if any, of the aggregate Stated Principal
                                    Balance of the mortgage loans for that
                                    Distribution Date over $4,591,091.

Class M-4 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Sequential Class M Certificates (after taking into account distribution of the Sequential Class M Principal Distribution
                                    Amount on that Distribution Date), and (c) the Class Certificate Balance of the Class
                                    M-4 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                    (a) approximately 80.90% of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

Class M-5 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Sequential Class M Certificates (after taking into account distribution of the Sequential Class M Principal Distribution
                                    Amount on that Distribution Date), (c) the
                                    Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                                    Distribution Amount on that Distribution
                                    Date), and (d) the Class Certificate Balance of the Class M-5 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 84.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                    Date and (b) the excess, if any, of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-6 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Sequential Class M Certificates (after taking into account distribution of the Sequential Class M Principal Distribution
                                    Amount on that Distribution Date), (c) the
                                    Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                                    Principal Distribution Amount on that
                                    Distribution Date) and (e) the Class
                                    Certificate Balance of the Class M-6
                                    certificates immediately prior to that
                                    Distribution Date over (ii) the lesser of
                                    (a) approximately 86.80% of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

Class B-1 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Sequential Class M Certificates (after taking into account distribution of the Sequential Class M Principal Distribution
                                    Amount on that Distribution Date), (c) the
                                    Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                                    Principal Distribution Amount on that
                                    Distribution Date), (e) the Class
                                    Certificate Balance of the Class M-6
                                    certificates (after taking into account
                                    distribution of the Class M-6 Principal
                                    Distribution Amount on that Distribution
                                    Date) and (f) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 89.60% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                    Date and (b) the excess, if any, of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

Class B-2 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Sequential Class M Certificates (after taking into account distribution of the Sequential Class M Principal Distribution
                                    Amount on that Distribution Date), (c) the
                                    Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                                    Principal Distribution Amount on that
                                    Distribution Date), (e) the Class
                                    Certificate Balance of the Class M-6
                                    certificates (after taking into account
                                    distribution of the Class M-6 Principal
                                    Distribution Amount on that Distribution
                                    Date), (f) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1
                                    Principal Distribution Amount on that
                                    Distribution Date) and (g) the Class
                                    Certificate Balance of the Class B-2
                                    certificates immediately prior to that
                                    Distribution Date over (ii) the lesser of
                                    (a) approximately 91.90% of the aggregate
                                    Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated
                                    Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-3 Principal Distribution    With respect to any Distribution Date is the
Amount:                             excess of (i) the sum of (a) the aggregate
                                    Class Certificate Balances of the Class A
                                    Certificates (after taking into account
                                    distribution of the Class A Principal
                                    Distribution Amount on that Distribution
                                    Date), (b) the Class Certificate Balance of the Sequential Class M Certificates (after taking into account distribution of the Sequential Class M Principal Distribution
                                    Amount on that Distribution Date), (c) the
                                    Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal
                                    Distribution Amount on that Distribution
                                    Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5
                                    Principal Distribution Amount on that
                                    Distribution Date), (e) the Class
                                    Certificate Balance of the Class M-6
                                    certificates (after taking into account
                                    distribution of the Class M-6 Principal
                                    Distribution Amount on that Distribution
                                    Date), (f) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1
                                    Principal Distribution Amount on that
                                    Distribution Date), (g) the Class
                                    Certificate Balance of the Class B-2
                                    certificates (after taking into account
                                    distribution of the Class B-2 Principal
                                    Distribution Amount on that Distribution
                                    Date) and (h) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 93.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                    Date and (b) the excess, if any, of the
                                    aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $4,591,091.

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

                        Basis Risk Cap Agreement Schedule
                        ---------------------------------

  Distribution   Distribution     Cap Notional
     Period      Date             Amount ($)       Strike (%)   Ceiling (%)
  -------------------------------------------------------------------------
        1        February 2007               -            -             -
        2        March 2007                  -            -             -
        3        April 2007                  -            -             -
        4        May 2007                    -            -             -
        5        June 2007                   -            -             -
        6        July 2007                   -            -             -
        7        August 2007                 -            -             -
        8        September 2007              -            -             -
        9        October 2007                -            -             -
        10       November 2007               -            -             -
        11       December 2007               -            -             -
        12       January 2008     128,098,932.43     [8.490]%     [10.000]%
        13       February 2008    136,310,279.90     [7.430]%     [10.000]%
        14       March 2008       143,669,392.91     [7.950]%     [10.000]%
        15       April 2008       150,226,325.39     [7.080]%     [10.000]%
        16       May 2008         156,052,236.34     [7.340]%     [10.000]%
        17       June 2008        161,176,735.45     [7.090]%     [10.000]%
        18       July 2008        165,664,163.58     [7.340]%     [10.000]%
        19       August 2008      169,538,597.31     [7.090]%     [10.000]%
        20       September 2008   172,949,159.00     [7.440]%     [10.000]%
        21       October 2008     165,032,403.07     [7.390]%     [10.000]%
        22       November 2008    176,757,000.00     [9.210]%     [10.000]%
        23       December 2008    176,757,000.00     [9.510]%     [10.000]%
        24       January 2009     176,757,000.00     [9.200]%     [10.000]%
        25       February 2009    176,757,000.00     [9.190]%     [10.000]%
        26       March 2009       176,757,000.00     [9.900]%     [10.000]%
        27       April 2009       176,757,000.00     [9.190]%     [10.000]%
        28       May 2009         176,757,000.00     [9.900]%     [10.000]%
        29       June 2009        176,757,000.00     [9.400]%     [10.000]%
        30       July 2009        176,757,000.00     [9.900]%     [10.000]%
        31       August 2009      176,757,000.00     [9.390]%     [10.000]%
        32       September 2009   176,757,000.00     [9.380]%     [10.000]%
        33       October 2009     176,757,000.00     [9.900]%     [10.000]%
        34       November 2009               -            -              -
                 and thereafter

--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                   January 11, 2007

Securitized Asset Backed Receivables LLC Trust 2007-HE1
--------------------------------------------------------------------------------

                             Swap Agreement Schedule
                             -----------------------

         Distribution   Distribution       Swap Notional
            Period      Date               Schedule ($)     Rate (%)
         ------------------------------------------------------------
              1         February 2007      881,490,000.00   [5.3200]%
              2         March 2007         856,849,370.17   [5.3101]%
              3         April 2007         831,423,897.96   [5.3002]%
              4         May 2007           805,294,611.39   [5.2903]%
              5         June 2007          778,545,426.31   [5.2804]%
              6         July 2007          751,262,657.15   [5.2705]%
              7         August 2007        723,534,583.07   [5.2606]%
              8         September 2007     695,157,679.17   [5.2507]%
              9         October 2007       666,528,279.36   [5.2408]%
              10        November 2007      637,738,534.30   [5.2309]%
              11        December 2007      608,879,933.95   [5.2211]%
              12        January 2008       580,044,339.78   [5.2112]%
              13        February 2008      551,381,341.41   [5.2013]%
              14        March 2008         524,144,408.86   [5.1914]%
              15        April 2008         498,261,826.94   [5.1815]%
              16        May 2008           473,652,522.63   [5.1716]%
              17        June 2008          450,266,354.98   [5.1617]%
              18        July 2008          428,029,663.94   [5.1518]%
              19        August 2008        406,897,462.91   [5.1419]%
              20        September 2008     386,388,777.84   [5.1320]%
              21        October 2008       366,207,134.90   [5.1221]%
              22        November 2008      323,375,189.50   [5.1122]%
              23        December 2008      286,010,587.15   [5.1023]%
              24        January 2009       253,370,340.34   [5.0924]%
              25        February 2009      224,831,795.04   [5.0825]%
              26        March 2009         199,891,566.55   [5.0726]%
              27        April 2009         179,326,952.91   [5.0627]%
              28        May 2009           162,104,383.57   [5.0528]%
              29        June 2009          147,487,373.56   [5.0429]%
              30        July 2009          134,936,248.47   [5.0330]%
              31        August 2009        124,048,767.20   [5.0232]%
              32        September 2009     114,519,104.92   [5.0133]%
              33        October 2009       106,110,859.40   [5.0034]%
              34        November 2009       98,637,932.15   [4.9935]%
              35        December 2009       91,946,073.05   [4.9836]%
              36        January 2010        85,918,081.11   [4.9737]%
              37        February 2010       80,459,286.29   [4.9638]%
              38        March 2010          75,487,863.95   [4.9539]%
              39        April 2010          70,787,364.33   [4.9440]%
              40        May 2010            66,342,668.40   [4.9341]%
              41        June 2010           62,139,710.31   [4.9242]%
              42        July 2010           58,164,981.48   [4.9143]%
              43        August 2010         54,405,860.17   [4.9044]%
              44        September 2010      51,085,431.15   [4.8945]%
              45        October 2010        47,944,106.45   [4.8846]%
              46        November 2010       44,972,040.34   [4.8747]%
              47        December 2010       42,159,957.47   [4.8648]%
              48        January 2011        39,499,062.28   [4.8549]%
              49        February 2011       36,981,069.88   [4.8450]%
              50        March 2011          34,598,157.50   [4.8352]%
              51        April 2011          32,342,938.22   [4.8253]%
              52        May 2011            30,208,438.21   [4.8154]%
              53        June 2011           28,188,097.26   [4.8055]%
              54        July 2011           26,275,659.99   [4.7956]%
              55        August 2011         24,465,250.61   [4.7857]%
              56        September 2011      22,927,561.57   [4.7758]%
              57        October 2011        21,471,092.02   [4.7659]%
              58        November 2011                -            -
                        and thereafter


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.